CERTIFICATE OF AMENDMENT

               TO THE ARTICLES OF INCORPORATION OF

               INTERNATIONAL FIRE PREVENTION, INC.



          We, the undersigned, David C. Merrell, President, and Corie Merrell, Secretary, of International Fire Prevention, Inc., a Nevada corporation (the "Corporation"), do hereby certify:
                                I
          Pursuant to Section 78.390 of the Nevada Revised Statutes, the Articles of Incorporation of the Corporation shall be amended as follows:
          The name of the Corporation is "Trident Media Group, Inc."
                                II
          The foregoing amendment was adopted by Unanimous Consent of the Board of Directors pursuant to Section 78.315 of the Nevada Revised Statutes and by Consent of Majority Stockholders pursuant to Section 78.320 of the Nevada Revised Statutes.
                               III
          The number of shares entitled to vote on the amendment was 1,500,000.
                                V
          The number of shares voted in favor of the amendment was 1,452,802, with none opposing and none abstaining.

                              /s/David C. Merrell, President

                              /s/Corie Merrell, Secretary

STATE OF UTAH       )
                    )  ss
COUNTY OF SALT LAKE )

          On the 30th day of December, 1997, personally appeared before me, a Notary Public, David C. Merrell, who acknowledged that he is the President of International Fire Prevention, Inc., and that he is authorized to and did execute the above instrument.

                              /s/Sheryl Ross
                              NOTARY PUBLIC

     (Notary Seal)


STATE OF UTAH       )
                    )  ss
COUNTY OF SALT LAKE )

          On the 30th day of December, 1997, personally appeared before me, a Notary Public, Corie Merrell, who acknowledged that she is the Secretary of International Fire Prevention, Inc., and that she is authorized to and did execute the above instrument.

                              /s/Sheryl Ross
                              NOTARY PUBLIC

     (Notary Seal)